ADDENDUM TO MANAGEMENT AND CONSULTING AGREEMENT

This Addendum to the Management and Consulting Agreement ("Agreement") is made and entered into on August 29, 2001, but shall have an effective date of January 10, 2001, ("Effective Date") by and between Cosmoz Infrastructure Solutions, Inc., a Delaware corporation ("Company") and SharpManagement, LLC, a Delaware LLC ("SharpManagement"). Any previously executed Addendums to the Management and Consulting Agreement between the parties are hereby null and void.

Whereas, under the original Agreement, the Company retained SharpManagement to provide services to the Company;

Whereas, the one-year term under the original Agreement expired on January 10, 2000, and SharpManagement has continued to provide services in good faith;

Whereas, the Company desires SharpManagement to continue to provide services to the Company;

Now,   therefore,   in  consideration   duly  noted  herein,   the  Company  and
SharpManagement (collectively the "Parties") agree as follows:

All terms and conditions of the Agreement (attached hereto) entered into on May 17, 2000, shall be adopted and shall be given continuity to this Addendum, excluding the terms and conditions under paragraphs 2 and 4, which shall be modified as follows:

    2.   Compensation.

              (a) Not applicable;

              (b) The Parties agree to extend the term of the Agreement  entered into on May 17, 2000, for an additional year term, effective January 10, 2001. The Company shall pay to SharpManagement, during the term of this extension to the Agreement $15,000.00 per month through March 31, 2001 and $5,000.00 per month for the remainder of the one-year extension period from the Effective Date; and

              (c) Not applicable.

    4. Term. This Addendum shall begin with the Effective Date of January 10, 2001 and shall continue for one year from such date. The term shall not automatically renew.

Company:                                 SharpManagement:
Cosmoz Infrastructure Solutions, Inc.    533 Airport Blvd., Suite 400
199 California Drive, Suite 207          Burlingame, CA 94010
Millbrae, CA 94030


By: /s/ Wing Yu                          By: /s/ Wilfred Shaw
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Wing Yu, COO                             Wilfred Shaw, Managing Member